Exhibit 10.23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 15, 2002, accompanying the consolidated financial statements included in the Annual Report of Telebyte, Inc. on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Telebyte, Inc. on Form S-8 (File No. 333-02091) effective March 29, 1996.


GRANT THORNTON LLP


Melville, New York

March 15, 2002